Exhibit 10.1

FORBEARANCE AND STANDSTILL AGREEMENT

This Forbearance and Standstill Agreement (this “Agreement”) is entered into as of Septmber 10, 2015 by and among Chicago Venture Partners, L.P., a Utah limited partnership (“Lender”), Cabinet Grow, Inc., a Nevada corporation (“Borrower”), and for purposes of Sections 7 and 8 only, Matt Lee, an individual (“Lee”), and Sam May, an individual (“May,” and together with Lee, the “Pledgors”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (defined below).

A.             Borrower previously sold and issued to Lender that certain Secured Convertible Promissory Note dated June 6, 2014 in the original principal amount of $1,657,500.00 (the “Note”) pursuant to that certain Securities Purchase Agreement dated June 6, 2014 by and between Lender and Borrower (the “Purchase Agreement,” and together with the Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B.             The Note is secured by a pledge of 50 shares (the “Lee Pledged Shares”) of Class A Preferred Stock, $0.001 par value per share (the “Class A Preferred”), of Borrower pledged by Lee pursuant to a certain Pledge Agreement entered into by and between Lee and Lender on June 6, 2014 (the “Lee Pledge Agreement”) and 50 shares of Class A Preferred (the “May Pledged Shares,” and together with the Lee Pledged Shares, the “Pledged Shares”) pledged by May pursuant to a certain Pledge Agreement entered into by and between May and Lender on June 6, 2014 (the “May Pledge Agreement,” and together with the Lee Pledge Agreement, the “Pledge Agreements”).

C.             Pursuant to Section 8.2 of the Note, Borrower was required to deliver the Installment Amount to Lender on or before each Installment Date until the Note was repaid.

D.             Borrower, however, has failed to deliver the Installment Amounts on the applicable Installment Dates for June, July and August of 2015 (each, a “Breach,” and collectively, the “Breaches”).

E.             Each such Breach would constitute a separate Event of Default under Section 4.1(i) of the Note if so declared by Lender.

F.              If Lender were to declare Events of Default as a result of the Breaches, among other remedies, Lender could (i) increase the rate at which interest is charged under the Note to 22% per annum, and (ii) apply the Default Effect to increase the Outstanding Balance of the Note by 25% for each of the first and second Breaches.

G.             No new or additional cash or property consideration of any kind is being provided in connection with this Agreement.

H.             Borrower has requested and Lender has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to refrain and forbear temporarily from exercising and enforcing remedies against Borrower with respect to the Breaches as provided in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.              Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2.              Forbearance. Subject to the terms, conditions and understandings contained in this Agreement, Lender hereby agrees to refrain and forbear from exercising and enforcing its remedies under the Note, any of the Transaction Documents or under applicable law (including without limitation declaring an Event of Default with respect to the Breaches), with respect to the Breaches until the earliest occurrence of (a) any breach of this Agreement, or (b) any Event of Default after the date hereof (or any Event of Default other than the Breaches that occurred prior to the date hereof) (the “Forbearance”). For the avoidance of doubt, the Forbearance shall only apply to the Breaches and not to any Events of Default that may occur subsequent to the date hereof or any event that would constitute an Event of Default (other than the Breaches) that occurred prior to the date hereof.

3.              Standstill. Subject to the terms, conditions and understandings contained in this Agreement, and provided no additional Events of Default occur under the Note and that no breaches of this Agreement occur, Lender agrees that, for a period of ninety (90) calendar days from the date of this Agreement (the “Standstill Period”), it will not seek to convert any portion of the Outstanding Balance of the Note without Borrower’s prior written consent, nor will Borrower be required to deliver any Installment Amount to Lender pursuant to the terms of the Note during the Standstill Period (the “Standstill”). Notwithstanding the foregoing, Lender’s Standstill obligations shall immediately and automatically terminate upon the occurrence of an Event of Default (other than as a result of the Breaches) under the Note or Borrower’s breach of this Agreement or the Transaction Documents.

4.              Modified Conversion Rights. In addition to Lender’s restrictions as part of the Standstill, Lender covenants and agrees as follows with respect to its conversion rights under the Note:

(a)            Lender Conversions. Lender agrees that for a period of one hundred eighty (180) days following the date of this Agreement (the “Modified Conversion Period”), the Lender Conversion Price shall be equal to $0.40 per share of Common Stock. Lender further agrees that during the Modified Conversion Period it will not make any Lender Conversions without Borrower’s prior written consent. Moreover, Lender agrees that the Conversion Amount applicable to any Lender Conversion made during the Modified Conversion Period shall automatically be applied towards and reduce the next Installment Amount due and payable to Lender.

(b)           Monthly Installment Payments. Notwithstanding the terms of the Note, the Installment Dates shall be modified such that the next Installment Date shall be the date that is ninety (90) days from the date of this Agreement (the “Next Installment Date”) with each subsequent Installment Date being on the same day of each month thereafter until the Maturity Date. In addition, notwithstanding the Installment Amount set forth in the Note, the Installment Amount due on the next three (3) Installment Dates (beginning with the Next Installment Date) shall be equal to $50,000.00. After the third of such $50,000.00 Installment Amounts has been paid to Lender, the Installment Amounts due on each of the remaining Installment Dates shall revert to the Installment Amount set forth in the Note. For the avoidance of doubt, each of such Installment Amounts may be paid by Borrower to Lender in the form of cash or Installment Conversion Shares, as set forth in more detail in Section 8 of the Note.

(c)            Termination of Modified Conversion Rights. Notwithstanding anything to the contrary herein and for the avoidance of doubt, upon the conclusion of the Modified Conversion Period all of Lender’s conversion rights set forth in the Note shall revert to the terms and conditions set forth in the Note, including without limitation the Lender Conversion Price, the Installment Amount, and Lender’s ability to make conversions on the terms set forth in the Note.

5.              No Amendments. As a material inducement and partial consideration for Lender’s agreement to enter into this Agreement, for so long as each of the Note and the Warrant (as defined in the Purchase Agreement) remains outstanding, Borrower hereby covenants and agrees not to amend, revise, alter or modify in any way any of its current charter documents (including without limitation its Certificate of Incorporation and Bylaws) or any agreement between Borrower and any creditor of Borrower or any other debt or equity holder of Borrower’s securities without Lender’s consent to such amendment(s).

6.              No Further Issuances of Class A Preferred Stock. Borrower hereby covenants and agrees that so long as the Note remains outstanding and the Warrant is not fully exercised (or otherwise expired by its terms), it will not issue any new shares of Class A Preferred. In furtherance of the foregoing, Borrower represents to Lender that the Pledged Shares are the only issued and outstanding shares of Class A Preferred as of the date hereof and no other shares of Class A Preferred are currently issued or outstanding.

7.              Strict Foreclosure. As a material inducement and as partial consideration for Lender’s agreement to enter into this Agreement, Borrower and each Pledgor hereby covenants, agrees and consents to a strict foreclosure of Lender’s security interest in the Pledged Shares in the event an Event of Default occurs under the Note after the date hereof or in the event of Borrower’s breach of any term, condition, covenant, agreement or obligation of Borrower set forth in this Agreement. Borrower further acknowledges, covenants and agrees that in the event Lender forecloses on the Pledged Shares, the agreed upon value of such Pledged Shares shall be equal to $10,000.00 and, accordingly, at such time that Lender completes its foreclosure of the Pledged Shares the Outstanding Balance of the Note will be reduced by $10,000.00.

8.              Stock Powers. Borrower and each Pledgor further covenants and agrees that simultaneously with its execution of this Agreement such party will execute Irrevocable Stock Powers in favor of Lender and such other documents as Lender may reasonably require in order to expedite and facilitate Lender’s strict foreclosure of the Pledged Shares as set forth in Section 7 above.

9.              No New Issuances. As a material inducement and partial consideration for Lender’s agreement to enter into this Agreement, Borrower hereby covenants and agrees that from and after the date hereof and until all of Company’s obligations under the Note are paid and performed in full and the Warrant is exercised in full (or expires by its terms), Borrower shall not (a) issue any debt (even, for the avoidance of doubt, non-convertible debt), (b) issue other securities that have any redemption rights, rights of first refusal, preemptive rights with respect to new issuances of securities, or other similar rights not associated with shares of Borrower’s Common Stock, or (c) make any Variable Security Issuances, with any other person or entity without first obtaining Lender’s written consent. For purposes hereof, the term “Variable Security Issuance” means any transaction pursuant to Section 3(a)(9) or Section 3(a)(10) of the 1933 Act, equity line of credit or financing arrangement or other transaction that involves issuing Borrower securities that are convertible into Common Stock (including without limitation selling convertible debt, warrants or convertible preferred stock) with a conversion price that varies with the market price of the Common Stock.

10.           Repurchase Right. Lender hereby grants to Borrower the right to repurchase the Note, the Warrant, and all other Transaction Documents (the “Repurchase Right”) for a repurchase price equal to $978,500.00 (the “Repurchase Price”), which Repurchase Price assumes, for the avoidance of doubt, that all unpaid Buyer Notes will be automatically offset against the Outstanding Balance of the Note immediately prior to payment of the Repurchase Price to Lender. Borrower may exercise such Repurchase Right at any time within ninety (90) days of the date of this Agreement by delivering to Borrower a notice of its intent to exercise the Repurchase Right (the “Repurchase Notice”) and pay the Repurchase Price in cash or another form of immediately available funds. Promptly following its receipt of such Repurchase Notice and the Repurchase Price, Lender shall deliver to Borrower all of its original copies of the Note, the Warrant, and the other Transaction Documents or a lost note affidavit certifying to Borrower that such documents have been lost, stolen or destroyed.

11.           Partial Funding of Buyer Note #4. Subject to Borrower’s compliance with all of its obligations set forth in this Agreement, Lender covenants and agrees to pay to Borrower the sum of $5,000.00 within three (3) Trading Days of the date of this Agreement, which payment shall constitute a partial payment of Buyer Note #4. As a result of such payment, Borrower acknowledges that Lender will have all rights and benefits associated with such payment under Buyer Note #4, the Note, and all other Transaction Documents, including without limitation that such payment, and the OID corresponding to such amount, shall be deemed to be conversion eligible (and thus, part of a Conversion Eligible Tranche) under the third paragraph of the Note as of the date of such payment to Borrower.

12.           Lender’s Legal Fees. In consideration of Lender’s agreement to grant the Forbearance, Lender’s fees incurred in preparing this Agreement, and other accommodations set forth herein, Borrower agrees to pay to Lender a fee in an amount equal to $7,500.00 (the “Lender Accommodation Fee”). The Lender Accommodation Fee shall be added to and included as part of the Outstanding Balance of the Note effective as of the date hereof, provided that it is the intent of the parties hereto that the Lender Accommodation Fee will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144 and the parties hereto further agree to not take a position that is contrary to such intent in any setting, document, or circumstance.

13.           Ratification of the Note. The Note shall be and remains in full force and effect in accordance with its terms, and is hereby ratified and confirmed in all respects. Borrower acknowledges that it is unconditionally obligated to pay the remaining balance of the Note and represents that such obligation is not subject to any defenses, rights of offset or counterclaims. Subject to the terms of Section 14 below, Borrower and Lender agree that as of the date hereof, the Outstanding Balance of the Note, following the application of the Lender Accomodation Fee, is equal to $1,830,509.65. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Lender under the Note or the Transaction Documents, as in effect prior to the date hereof.

14.           Failure to Comply. Borrower understands that the Forbearance and the Standstill shall terminate immediately upon the earliest occurrence of (a) any breach of this Agreement, or (b) any Event of Default after the date hereof (or any Event of Default other than a Breach that occurred prior to the date hereof), and that in any such case, Lender may seek all recourse available to it under the terms of the Note, this Agreement, any other Transaction Document, or applicable law, including, not limited to, the application of the Default Effect and the accrual of Default Interest with respect to the Breaches. Upon the termination of this Agreement or the expiration of the Standstill Period, among other rights, Lender shall have the right to convert all or any portion of the Outstanding Balance that is part of a Conversion Eligible Tranche and Borrower shall be obligated to pay any required Installment Amounts to Lender, all in accordance with the terms of the Note. For the avoidance of doubt, the termination of the Forbearance and the Standstill pursuant to this Section shall not terminate, limit or modify any other provision of this Agreement (including without limitation Borrower’s covenants set forth in Sections 5, 6, 7, 8, 9, and 12); provided, however, that, for the avoidance of doubt, the restrictions on Lender’s conversion rights set forth in Section 4 above and Borrower’s Repurchase Right set forth in Section 10 above shall terminate upon any termination of the Forbearance and/or the Standstill pursuant to the terms hereof.

15.           Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)            Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

(b)           Any Event of Default which may have occurred under the Note has not been, is not hereby, and shall not be deemed to be waived by Lender, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of Borrower’s obligations under this Agreement. The agreement of Lender to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any other existing or future default. For the avoidance of doubt, the Forbearance described herein only applies to the Breaches, and shall not constitute a waiver or forbearance of any other rights or remedies available to Lender with respect to any other defaults under the Note or other breach of the Transaction Documents by Borrower.

(c)            All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Borrower acknowledges and agrees that Lender has been induced in part to enter into this Agreement based upon Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date hereof which would or could materially and adversely affect the understandings of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(d)           Except as expressly set forth in this Agreement, Borrower acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Note or any of the other Transaction Documents.

(e)            Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(f)            Borrower hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower (or had the opportunity to be represented by counsel). Borrower further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(g)           There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against Borrower.

(h)           There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on Borrower, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

(i)             Borrower is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering Borrower insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

(j)             To the best of its belief, after diligent inquiry, Borrower represents and warrants that, as of the date hereof, no Event of Default under the Note (nor any breach by Borrower under any of the other Transaction Documents) other than the Breaches exists.

(k)           As of the date hereof, none of the Pledged Shares is subject to any encumbrance or lien other than the encumbrance in favor of Lender granted pursuant to the Pledge Agreements.

16.           Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

17.           Arbitration. Each party agrees that any dispute arising out of or relating to this Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement).

18.           Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party agrees that the proper venue for any dispute arising out of or relating to this Agreement shall be determined in accordance with the provisions of Section 8.2 of the Purchase Agreement. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

19.           Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

20.           Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses  paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

21.           Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

22.           Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

23.           No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement and the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement and in the Transaction Documents.

24.           Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

25.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

26.           Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Note and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

27.           Time is of Essence. Time is of the essence with respect to each and every provision of this Agreement.

28.           Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

29.           Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BORROWER:

CABINET GROW, INC.

By:
Name:	Barry Hollander
Title:	CFO

LENDER:

CHICAGO VENTURE PARTNERS, L.P.

By:	Chicago Venture Management, LLC., its
General Partner

By:	CVM, Inc., its Manager

By:
John M. Fife, President

For purposes of Sections 7 and 8 only:

Matt Lee

Sam May